Exhibit 10.1

April 20, 2026

Telomir Pharmaceuticals, Inc.

100 SE 2nd St, Suite 200, #1009

Miami, Florida 33131

Re: Funding Commitment – Telomir-1 (Major Shareholder of TELI Pharmaceuticals, Inc. (“TELI”), including Bayshore Trust and related parties)

Dear Sir or Madam,

This letter (the “Commitment Letter”) sets forth the understanding and agreement of a undersigned certain major shareholder of TELI (the “Participating Shareholder”), with respect to certain funding commitments in support of the development of Telomir Pharmaceuticals, Inc.’s (“Telomir”) product candidate, Telomir-1.

1.

Funding Commitment Upon IND Acceptance

The Participating Shareholder acknowledges their intention to support the continued development of Telomir-1 (Telomir-Zn) and, in connection therewith, may provide to Telomir an aggregate amount of Two Million U.S. Dollars (US $2,000,000), in the form of either cash or marketable securities (valued at the time of transfer), promptly following the U.S. Food and Drug Administration’s acceptance of an Investigational New Drug (IND) application for Telomir-1 (the “Initial Funding Commitment”) in exchange for 1,492,537 shares of common stock of the Company, or $2,000,000 divided by $1.34, or the closing price on the Nasdaq Stock Exchange of the Company’s common stock on April 15, 2026 (the “Initial Shares”).

2.

Funding Commitment Upon Initiation of Phase 1/2 Study

The Participating Shareholder acknowledges its intention to support the continued development of Telomir-1 (Telomir-Zn) and, in connection therewith, may agree to provide an additional aggregate amount of Two Million U.S. Dollars (US $2,000,000), in the form of either cash or marketable securities (valued at the time of transfer), upon the initiation of a Phase 1/2 clinical study for Telomir-1 (the “Second Funding Commitment, and together with the First Funding Commitment, the “Funding Commitment”) in exchange for an additional 1,492,537 shares of common stock of the Company, or $2,000,000 divided by $1.34, or the closing price on the Nasdaq Stock Exchange of the Company’s common stock on April 15, 2026 (the “Second Shares” and together with the Initial Shares, the “Milestone Shares”).

3.	Receipt of Milestone Shares

The Milestone Shares shall be delivered to the Participating Shareholder upon the payment of the Funding Commitment. The Participating Shareholder understands that if a Funding Commitments is not paid within three months from their due date, the Shareholder shall forfeit their corresponding Milestone Share amount. The Company and the Participating Shareholder acknowledge that the Milestone Shares shall be distinct and separate from those shares of the Company received by the Participating Shareholder in exchange for the Participating Shareholder’s shares of TELI in connection with the Company’s purchase of TELI.

4.	Form and Allocation of Contributions

The Participating Shareholder shall determine with the Company the form of any contributions contemplated under this Commitment Letter. Any such contributions, if made, may be in cash, marketable securities, or a combination thereof (valued at the time of transfer), provided that any such securities are freely tradable and not subject to any encumbrances or restrictions that would materially impair their liquidity.

5.	Conditions

The obligations set forth herein are contingent upon:

○	The continued development of Telomir-1 by Telomir in good faith;
○	The occurrence of the specified milestones described above; and
○	Compliance with applicable securities laws and regulations.

6.	Binding Nature

This Commitment Letter constitutes a legally binding obligation of the Shareholder, enforceable in accordance with its terms.

6.	Governing Law

This Commitment Letter shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws principles.

7.	Miscellaneous

This Commitment Letter may be executed in counterparts and delivered electronically. Any amendments must be in writing and signed by all parties.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Commitment Letter as of the date first written above.

Sincerely,

Bayshore Trust

/s/ Brian McNulty
Name:	Brian McNulty
Its:	Trustee

Acknowledged and Agreed:

Telomir Pharmaceuticals, Inc.

By:	/s/ Erez Aminov
Name:	Erez Aminov
Title:	Chief Executive Officer